Exhibit 10.3

SHARE PURCHASE AGREEMENT

    This agreement (the “Agreement”) made as of the 29th day of January 2010, by and among:

    Sheila Hunter with an address at 212 Carnegie Center, #206, Princeton, NJ 08540 (“Seller”); and

    Regent International Enterprises Ltd. a BVI company located at c/o Western Isles Ltd., Jardine House, 4th Fl., 33-35 Reid Street, P.O. Box HM 1431, Hamilton HM FX, Bermuda (the “Purchaser”).

R E C I T A L S:

    FIRST, Seller is the owner of 3,742,500 shares of common stock of Expedite 5, Inc., a Delaware corporation (“Expedite”).

    SECOND, Seller desires to sell all 1,247,500 of her issued and outstanding shares in Expedite to the Purchaser in consideration of the following.

    NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:

    1.0   Transfer of Shares. Seller hereby transfers and delivers 1,247,500 of her issued and outstanding shares in Expedite to Purchaser in consideration of $10,000.  Upon receipt of the consideration into the Anslow & Jaclin, LLP Attorney Trust Account, Seller will immediately forward the 1,247,500 Expedite shares to Purchaser.

    2.0   Representations and Warranties of Seller. Seller hereby represents and warrants to the Purchaser that:

    2.1   Authority. Seller has the power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby.  This Agreement has been duly executed and delivered by Seller and constitutes a valid and binding instrument, enforceable in accordance with its terms.

    2.2   Resignation. Seller represents that she is the sole shareholder of Expedite.  Seller hereby agrees that upon receipt of the consideration set forth above, she is relinquishing all interest in the 1,247,500 shares of stock of Expedite. In addition, upon execution of this agreement, Seller shall resign as the sole officer and director of Expedite.

    2.3   Compliance with Other Instruments. The execution, delivery and performance of this Agreement is in compliance with and does not conflict with or result in a breach of or in violation of the terms, conditions or provisions of any agreement, mortgage, lease or other instrument or indenture to which Seller is a party or by which Seller is bound.

    2.4   Title to Seller's shares in Expedite. Seller is the sole legal and beneficial owner of its shares in Expedite and has good and marketable title thereto, free and clear of any liens, claims, rights and encumbrances.

    2.5   No Claims; Indemnity. There are currently no claims or lawsuits threatened or pending against Expedite or Seller as the owner of the Expedite shares, and Seller is unaware of any conditions or circumstances that would lead to or justify the filing of any claim or lawsuit.  If, after the consummation of this transaction and the transfer of the Expedite shares from Seller to Purchaser any claim or lawsuit shall be filed against Expedite or Purchaser (as the owner of the Expedite shares), arising out of any circumstances whatsoever prior to transfer of the shares, Seller shall defend, indemnify and hold Purchaser harmless from and against any and all such claims or lawsuits or any awards or judgments granted thereunder.

    3.0   Representations and Warranties of Purchaser. Purchaser hereby unconditionally represents and warrants to Seller that:

    3.1   Authority. Purchaser has the power and authority to execute and deliver this Agreement, to perform his obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Purchaser and constitutes a valid and binding instrument, enforceable in accordance with its terms.

    3.2   Compliance with Other Instruments. The execution, delivery and performance of this Agreement is in compliance with and does not conflict with or result in a breach of or in violation of the terms, conditions or provisions of any agreement, mortgage, lease or other instrument or indenture to which Purchaser is a party or by which Purchaser is bound.

    3.3   Rule 144 Restriction. Purchaser hereby agrees that such shares are restricted securities and further subject to Rule 144 resale requirements.

    4.0   Notices. Notice shall be given by certified mail, return receipt requested, the date of notice being deemed the date of postmarking.  Notice, unless either party has notified the other of an alternative address as provided hereunder, shall be sent to the address as set forth herein.

    5.0   Governing Law. This Agreement shall be interpreted and governed in accordance with the laws of the State of New Jersey without regard to principles of conflicts of laws.

    6.0   Severability. In the event that any term, covenant, condition, or other provision contained herein is held to be invalid, void or otherwise unenforceable by any court of competent jurisdiction, the invalidity of any such term, covenant, condition, provision or Agreement shall in no way affect any other term, covenant, condition or provision or Agreement contained herein, which shall remain in full force and effect.

    7.0   Entire Agreement. This Agreement contains all of the terms agreed upon by the parties with respect to the subject matter hereof.  This Agreement has been entered into after full investigation.

    8.0   Invalidity. If any paragraph of this Agreement shall be held or declared to be void, invalid or illegal, for any reason, by any court of competent jurisdiction, such provision shall be ineffective but shall not in any way invalidate or affect any other clause, Paragraph, section or part of this Agreement.

    9.0   Gender and Number. Words importing a particular gender mean and include the other gender and words importing a singular number mean and include the plural number and vice versa, unless the context clearly indicated to the contrary.

    10.0   Amendments. No amendments or additions to this Agreement shall be binding unless in writing, signed by both parties, except as herein otherwise provided.

    11.0   No Assignments. Neither party may assign nor delegate any of its rights or obligations hereunder without first obtaining the written consent of the other party.

    12.0   Waiver of Counsel. Purchaser and Seller hereby acknowledge that they have the right to obtain legal counsel for this transaction.  In addition, both parties hereby acknowledge that Anslow & Jaclin, LLP represents Expedite and no other party in this transaction.  It has drafted this agreement for convenience purposes only.

    13.0   Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Fax and PDF copies of signatures shall be treated as originals for all purposes.

[Intentionally Blank Signature Page Follows]

    IN WITNESS WHEREOF, and intending to be legally bound, the parties hereto have signed this Agreement by their duly authorized officers the day and year first above written.

SELLER:

By: /S/ SHEILA HUNTER
SHEILA HUNTER

PURCHASER:

By: /S/ALASTAIR MCDONALD
   ALASTAIR MCDONALD
   President

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